NOTICE OF TENDER OFFER

DATED

OCTOBER 1, 2007

SPECIAL SITUATIONS FUND III, L.P.
527 MADISON AVENUE, SUITE 2600
NEW YORK, NEW YORK 10022
TELEPHONE: (212) 319-6670
FAX: (212) 319-6677

OFFER TO ALL LIMITED PARTNERS TO REPURCHASE UP TO 5% OF ALL OUTSTANDING UNITS AT NET ASSET VALUE

THE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON

NOVEMBER 1, 2007

SPECIAL SITUATIONS FUND III, L.P.
527 MADISON AVENUE, SUITE 2600
NEW YORK, NEW YORK 10022

OCTOBER 1, 2007

To the Limited Partners of
Special Situations Fund III, L.P.:

Special Situations Fund III, L.P. (the "Fund"), is offering to purchase for cash on the terms and conditions set forth in this Notice of Tender Offer (“Notice of Offer”) and the related Tender Form (which together constitute the "Offer") up to 5% of all outstanding units of the Fund pursuant to tenders by limited partners of the Fund ("Limited Partners"). (As used in this Notice of Offer, the term "Unit" or "Units" as the context requires, shall refer to the units of limited partnership interest in the Fund and portions thereof representing beneficial interests in the Fund.).  Limited Partners who choose to participate in the Offer may tender all or a portion of their Units in exchange for a cash amount equal to the net asset value (“NAV”) of the respective Units of the Fund as of the close of business on December 31, 2007 (the “Valuation Date”).  This Offer is being made to all Limited Partners and is not conditioned on any minimum amount of Units being tendered, but is subject to certain conditions described below.  Units are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund's Limited Partnership Agreement, as amended (the "Limited Partnership Agreement").

Limited Partners should realize that the value of the Units tendered will likely change between the date hereof and the Valuation Date, when the value of the Units tendered to the Fund will be determined for purposes of calculating the purchase value of such Units.  Limited Partners tendering their Units should also note that they will remain limited partners of the Fund, with respect to the Units tendered and accepted by the Fund, through the Valuation Date.  Limited Partners may obtain daily NAV information during the period from the date hereof through November 1, 2007 (the “Tender Deadline”), by contacting the Fund at the telephone number or address set forth on page 1, Monday through Friday, except holidays, during normal business hours of 9:00 A.M. to 5:00 P.M. (Eastern Time).

LIMITED PARTNERS DESIRING TO TENDER THEIR UNITS IN THE OFFER SHOULD COMPLETE AND SIGN THE ATTACHED TENDER FORM AND MAIL, FAX OR SEND IT BY A NATIONAL OVERNIGHT COURIER SERVICE TO THE FUND IN THE MANNER DESCRIBED IN SECTION 3 HEREIN.  THE METHOD OF DELIVERY OF ANY DOCUMENTS IS AT THE ELECTION AND COMPLETE RISK OF THE LIMITED PARTNER TENDERING UNITS INCLUDING, BUT NOT LIMITED TO, THE FAILURE TO RECEIVE ANY TENDER FORM OR OTHER DOCUMENT SUBMITTED BY FACSIMILE TRANSMISSION.

IMPORTANT

THE FUND MAKES NO RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING UNITS. LIMITED PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER UNITS.

BECAUSE EACH LIMITED PARTNER'S INVESTMENT DECISION IS AN INDIVIDUAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES.  NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER ANY LIMITED PARTNER SHOULD TENDER UNITS PURSUANT TO THE OFFERS.  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE TENDER FORM.  IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions, requests for assistance and requests for additional copies of this Notice of Offer may be directed to:

SPECIAL SITUATIONS FUND III, L.P.
527 MADISON AVENUE, SUITE 2600
NEW YORK, NEW YORK 10022
TELEPHONE: (212) 319-6670
FAX: (212) 319-6677

SUMMARY TERM SHEET

•
The Fund provides its limited partners with liquidity by conducting periodic tender offers pursuant to Rule 23c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”), as well as its Limited Partnership Agreement.  The Fund generally intends to make such tender offers semi-annually, on June 30 and December 31 of each year.  The Offer is such a semi-annual tender offer to all Limited Partners.  See Section 1 - Background and Purposes of the Offer.

•
The Offer will enable all Limited Partners of the Fund to choose to tender all or a portion of their Units to the Fund for a cash payment equal to the NAV of the Units tendered, as calculated on the Valuation Date.  Subject to the limitations set forth below, Limited Partners may tender all of their Units or a portion of their Units.  See Section 1 - Background and Purposes of the Offer.

•
The Board has determined that the maximum percentage of Units of the Fund to be repurchased pursuant to the Offer initially will be 5% of the total Units outstanding.  If the amount of Units that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 4 below is less than or equal to 5% of the total Units outstanding, the Fund will, on the terms and subject to the conditions of the Offer, purchase all of the Units so tendered.  If the Offer is oversubscribed, the Fund will repurchase Units tendered on a pro rata basis (based upon the number of Units submitted for purchase by each such holder).  If a Limited Partner’s tender is accepted, the Fund will pay the entire value of the Units that are repurchased in cash on or before January 7, 2008.  The funds to be used to satisfy tenders in the Offer will be obtained by utilizing cash on hand and/or liquidating a portion of the portfolio securities of the Fund.  See Section 2 - The Offer.

•
The Offer will remain open until 5:00 p.m., Eastern Time, on November 1, 2007 (the “Tender Deadline”).  Until that time, you have the right to change your mind and withdraw any tender of your Units.  If you would like us to tender all or a portion of your Units pursuant to the Offer you should (i) mail or send by national overnight courier service the Tender Form (enclosed with this Notice of Offer), to the Fund, 527 Madison Avenue, Suite 2600, New York, New York 10022; or (ii) fax it to the Fund at (212) 319-6677, so that it is received before 5:00 p.m., Eastern Time, on November 1, 2007.  IF YOU FAX THE TENDER FORM, YOU SHOULD MAIL THE ORIGINAL TENDER FORM TO THE FUND PROMPTLY AFTER YOU FAX IT (ALTHOUGH THE ORIGINAL DOES NOT HAVE TO BE RECEIVED BEFORE 5:00 P.M., EASTERN TIME, ON THE TENDER DEADLINE). See Section 3 - Procedures for Tenders.

•
As of the close of business on September 26, 2007, the NAV of a Unit held by a Limited Partner was $23,657.  Limited Partners should realize that the value of the Units tendered will likely change between such date and the Valuation Date, when the value of the Units tendered to the Fund will be determined for purposes of calculating the purchase or exchange value of such Units.  Limited Partners may obtain daily NAV information during the period from the date hereof through the Tender Deadline, by contacting the Fund at the telephone number or address set forth on page 1, Monday through Friday, except holidays, during normal business hours of 9:00 A.M. TO 5:00 P.M. (EASTERN TIME).  See Section 2 - The Offer.

1.  BACKGROUND AND PURPOSE OF THE OFFER.

The Fund, which was organized as a Delaware limited partnership on October 18, 1993, is a closed-end management investment company registered with the Securities and Exchange Commission (the “Commission”) under the 1940 Act.1  The Fund provides its limited partners with liquidity by conducting periodic tender offers pursuant to Rule 23c-2 under the 1940 Act, as well as its Limited Partnership Agreement.  The Fund generally intends to make such tender offers semi-annually, on June 30 and December 31 of each year.  The Offer is such a semi-annual tender offer to all Limited Partners.  For each semi-annual tender offer, the Individual General Partners (collectively, the “Board”) will determine the maximum percentage of Units to be repurchased, which will generally be a maximum of 5% of the total Units outstanding in accordance with applicable laws, rules and regulations (determined after redetermination of Units).

Units that are tendered to the Fund in connection with the Offer will be retired, although the Fund may issue new Units from time to time pursuant to non-public offerings limited to “accredited investors” (within the meaning of Regulation D promulgated under the Securities Act of 1934) who are also “qualified clients” (within the meaning of the Investment Advisers Act of 1940) as set forth in its Confidential Private Placement Memorandum.

2.  THE OFFER.

The Offer will enable all Limited Partners of the Fund to choose to tender all or a portion of their Units to the Fund for a cash payment equal to the NAV of the Units tendered, as calculated on the Valuation Date.  Subject to the limitations set forth below, Limited Partners may tender all of their Units or the portion of their Units, as described below.  The Offer is being made to all Limited Partners and is not conditioned on any minimum amount of Units being tendered.  If a Limited Partners tender is accepted, the Fund will pay the entire value of the Units that are repurchased in cash on or before January 7, 2008.  The funds to be used to satisfy tenders in the Offer will be obtained by utilizing cash on hand and/or liquidating a portion of the portfolio securities of the Fund.

The Board has determined, in accordance with applicable laws, rules and regulations, that the maximum percentage of Units of the Fund to be repurchased pursuant to the Offer initially will be 5% of the total Units outstanding.  If the amount of Units that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 4 below is less than or equal to 5% of the total Units outstanding, the Fund will, on the terms and subject to the conditions of the Offer, purchase all of the Units so tendered.  If the Offer is oversubscribed, the Fund will repurchase Units tendered on a pro rata basis (based upon the number of Units submitted for purchase by each such holder).  The Individual General Partners, the Adviser and the limited partners of the Adviser (Austin W. Marxe, David Greenhouse and Adam Stettner, collectively, the “Principals”) will not participate in the Offer.

In order to maintain a fixed price per Unit of $25,000 for the repurchase of a Unit, the Fund will redetermine the number of Units held by each Partner on the Valuation Date (immediately before any repurchases of Units) to reflect allocations of profit or loss of the Fund.  As a result, the number of Units owned by each Partner will equal the balance in such Partner's Book Capital Account on the Valuation Date divided by $25,000.  By way of example only, if the net asset value of a Unit is $37,500 immediately prior to such redetermination, a Partner will be credited with 1.5 Units for each Unit owned on the Valuation Date.  As a convenience to Partners, the enclosed Tender Form allows a Partner to tender a specified number of Units or a specified percentage of such Units, in each case at $25,000 per Unit.

The Offer will remain open until 5:00 p.m., Eastern Time, on November 1, 2007.  The Offer may be suspended or postponed as described in Section 5 below.  Limited Partners should realize that the value of the Units tendered likely will change between the date hereof and the Valuation Date, when the value of the Units tendered to the Fund will be determined for purposes of calculating the redemption value of such Units.  The following table sets forth the key deadlines and dates for the tender and payment of Units with respect to this Offer:

Description	Date
Tender Deadline: the last day to submit tenders of Units for repurchase and the last day to modify or withdraw any tender submitted to the Fund	November 1, 2007
Valuation Date: the day for determination of the net asset value per Unit	December 31, 2007
Payment Deadline: the last day for payment of repurchased Units	January 7, 2008

As of the close of business on September 26, 2007, the net asset value of a Unit held by a Limited Partner was $23,657.  LIMITED PARTNERS MAY OBTAIN DAILY NET ASSET VALUE INFORMATION DURING THE PERIOD FROM THE DATE HEREOF THROUGH THE TENDER DEADLINE, BY CONTACTING THE FUND AT THE TELEPHONE NUMBER OR ADDRESS SET FORTH ON PAGE 1, MONDAY THROUGH FRIDAY, EXCEPT HOLIDAYS, DURING NORMAL BUSINESS HOURS OF 9:00 A.M. TO 5:00 P.M. (EASTERN TIME).

3.  PROCEDURE FOR TENDERS.

If you would like us to tender all or a portion of your Units pursuant to the Offer you should (i) mail or send by national overnight courier service the Tender Form (enclosed with this Notice of Offer), to the Fund, 527 Madison Avenue, Suite 2600, New York, New York 10022; or (ii) fax it to the Fund at (212) 319-6677, so that it is received before 5:00 p.m., Eastern Time, on November 1, 2007.  IF YOU FAX THE TENDER FORM, YOU SHOULD MAIL THE ORIGINAL TENDER FORM TO THE FUND PROMPTLY AFTER YOU FAX IT (ALTHOUGH THE ORIGINAL DOES NOT HAVE TO BE RECEIVED BEFORE 5:00 P.M., EASTERN TIME, ON NOVEMBER 1, 2007). THE METHOD OF DELIVERY OF ANY DOCUMENTS IS AT THE ELECTION AND COMPLETE RISK OF THE LIMITED PARTNER TENDERING UNITS INCLUDING, BUT NOT LIMITED TO, THE FAILURE TO RECEIVE ANY TENDER FORM OR OTHER DOCUMENT SUBMITTED BY FACSIMILE TRANSMISSION.

The Fund recommends that all documents be submitted via certified mail, return receipt requested, via national overnight courier or by facsimile transmission with confirmation of successful transmission. A Limited Partner choosing to fax a Tender Form must also send or deliver the original completed and executed Tender Form promptly thereafter. Limited Partners wishing to confirm receipt of a Tender Form may contact the Fund at the address or telephone number set forth above.  The method of delivery of any documents is at the election and complete risk of the Limited Partner tendering Units including, but not limited to, the failure to receive any Tender Form or other document submitted by facsimile transmission.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding.  The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful.  The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Unit or any particular Limited Partner, and the Fund's interpretation of the terms and conditions of the Offer will be final and binding.  Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine.  Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived.  Neither the Fund nor its agents shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

4.  WITHDRAWAL RIGHTS.

Any Limited Partner tendering Units pursuant to the Offer may withdraw his, her or its tender at any time prior to or on the Tender Deadline.  To be effective, any notice of withdrawal of a tender must be timely received at the address or fax number set forth on page 1.  A form to give notice of withdrawal of a tender is available by calling the Fund at the telephone number indicated on page 1.  All questions as to the form and validity (including time of receipt) of notices of withdrawal of a tender will be determined by the Fund, in its sole discretion, and such determination shall be final and binding.  A tender of Units properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer.  However, withdrawn Units may be tendered again prior to the Tender Deadline by following the procedures described in Section 3.

5.  CERTAIN CONDITIONS OF THE OFFER.

The Offer will expire on November 1, 2007.  The Fund reserves the right, at any time and from time to time, to suspend or postpone the Offer, by approval of a majority of the Independent General Partners, for: (a) any period during which there is a suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment, (b) any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund to fairly determine the value of its net assets, or (c) any period as the Commission may by order permit.  The Fund will promptly notify all Partners of any such suspension or postponement.

6.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

Below is a general summary of the United States federal income tax consequences to the Limited Partners who participate in the Offer.  Limited Partners should consult their own tax advisors for a complete description of the tax consequences to them as a result of participation in the Offer.

In general, a Limited Partner from which Units are repurchased by the Fund will be treated as receiving a distribution of money from the Fund.  Such Limited Partner generally will not recognize income or gain as a result of the repurchase, except to the extent (if any) that the amount of consideration (both in money and in a reduction in the Limited Partners share of the Fund’s liabilities) received by the Limited Partner exceeds such Limited Partner's adjusted tax basis in such Limited Partner's Units.  A Limited Partner's basis in such Limited Partner's Units will be reduced (but not below zero) by the amount of consideration received by the Limited Partner from the Fund in connection with the purchase of such Units.  Cash distributed to a Limited Partner in excess of the adjusted tax basis of such Limited Partner's Units is taxable as capital gain or ordinary income, depending on the circumstances.  A Limited Partner that has all of its Units purchased by the Fund may recognize a loss, but only to the extent that the amount of consideration received from the Fund is less than the Limited Partner’s then adjusted tax basis in such Limited Partner's Units.

7.  MISCELLANEOUS.

No repurchase fees, brokerage commissions, fees or other remuneration will be paid by the Fund, or any Limited Partner in connection with the Offer.  Any and all costs and expenses in connection with the Offer will be incurred before the Fund calculates its NAV, and therefore will be reflected in the NAV, on the Valuation Date.

The Offer is not being made to, nor will tenders be accepted from, Limited Partners in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction.  The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction.  However, the Fund reserves the right to exclude Limited Partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made.  The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

1           The Fund has a corporate general partner, MGP Advisers Limited Partnership (the “Adviser”), which acts as its investment adviser, and individual general partners (“Individual General Partners,” and together with the Adviser, the “General Partners”) who serve in the same capacity as directors of a registered investment company organized as a corporation.  The Individual General Partners are responsible for the overall management and supervision of the Fund.  Following consummation of the Offer, the Individual General Partners shall remain in such capacity with the Fund.   All other partners of the Fund are limited partners (“Limited Partners,” and together with the General Partners, the “Partners”).